Exhibit 5.2

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.dlapiper.com

T 410.580.3000
F 410.580.3001

April 23, 2018

Laureate Education, Inc.
650 S. Exeter Street
Baltimore, Maryland 21202

Re:  Automatic Shelf Registration Statement on Form S-3:  Exhibit 5.2 Opinion

Ladies and Gentlemen:

We have acted as counsel to Laureate Education, Inc., a public benefit corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) for the purpose of registering, under the Securities Act, an indeterminate number of shares of Class A common stock, par value $0.004 per share, of the Company (“Class A Common Stock”) that may be offered and sold by the Company and/or any selling stockholder.  We have been requested to render this opinion in connection with the offer and sale of up to 36,142,759 shares of Class A Common Stock (the “Shares”) by the selling stockholders (the “Selling Stockholders”) identified in the base prospectus (the “Prospectus”) included in the Registration Statement.  The Shares may be offered, sold or delivered, as the case may be, from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.  The Shares were issued and delivered to the Selling Stockholders upon the conversion of the issued and outstanding shares of the Series A-1 Preferred Stock, par value $0.001 per share, of the Company (the “Series A-1 Preferred Stock”) and the Series A-2 Preferred Stock, par value $0.001 per share, of the Company (the “Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”) in accordance with the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on December 20, 2016 (the “Certificate of Designations”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation:  (i) the amended and restated certificate of incorporation of the Company (the “Certificate of Incorporation”), (ii) the amended and restated bylaws of the Company, (iii) certain resolutions adopted by the board of directors (the “Board”) of the Company, (iv) the Registration Statement, and (v) the Certificate of Designations.  We have not independently verified any factual matter relating to this opinion.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We have also assumed that, upon the effectiveness of the Registration Statement, all of the shares of Series A Preferred Stock were converted into shares of Class A Common Stock in accordance with the Certificate of Designations.

Based upon and subject to the foregoing and to the other assumptions, qualifications, limitations and exceptions set forth herein, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(i)             We express no opinion other than as to the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

(ii)          The foregoing opinion is rendered as of the date hereof.  We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(iii)       This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus.  The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA PIPER LLP (US)